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                                  Exhibit 23.2


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan, as amended, of our report dated July 11, 2003, with respect to the consolidated financial statements of Oxford Industries, Inc. and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended May 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 19, 2004